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                                                              EXHIBIT (h)(8)(c)

                              Amendment No. 4 to
                 Amended and Restated Participation Agreement
                             As of August 31, 2007
                                 by and among
             Franklin Templeton Variable Insurance Products Trust
                     Franklin/Templeton Distributors, Inc.
                    American General Life Insurance Company
                 American General Equity Services Corporation

   Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), American General Life Insurance Company (the "Company") and American General Equity Services Corporation, your distributor, on your behalf and on behalf of certain Accounts, have previously entered into an Amended and Restated Participation Agreement dated October 1, 2002 and subsequently amended January 1, 2005, February 1, 2006 and March 31, 2006, respectively (the "Agreement"). The parties now desire to amend the Agreement in this amendment (the "Amendment").

   Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

                                   AMENDMENT

   For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Section 1 and Section 2.2.1. are hereby each amended to reflect that Franklin Templeton Variable Insurance Products Trust (the "Trust") is organized as a statutory trust under the laws of the State of Delaware, effective as of May 1, 2007.

2.  Section 3.1.3. is amended and restated in its entirety as follows:

   "3.1.3 We agree that shares of the Trust will be sole only to: (i) life insurance companies which have entered into fund participation agreements with the Trust ("Participating Insurance Companies") and their separate accounts or to qualified pension and retirement plans in accordance with the terms of the Shared Funding Order; and (ii) investment companies in the form of funds of funds. No shares of any Portfolio will be sold to the general public."

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3.  Section 5.2 is amended and restated in its entirety as follows:

   "5.2 If and to the extent required by law, you shall: (i) solicit voting instructions from Contract Owners; (ii) vote the Trust shares in accordance with the instructions received from Contract owners; and (iii) vote Trust shares owned by subaccounts for which no instructions have been received from Contract owners in the same proportion as Trust shares of such Portfolio for which instructions have been received from Contract owners; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. You reserve the right to vote Trust shares held in any Account in your own right, to the extent permitted by law."

4. Schedule D of the Agreement is deleted and replaced in its entirety with the Schedule D attached hereto.

5. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed effective as of August 31, 2007.

The Trust:                                FRANKLIN TEMPLETON VARIABLE
                                          INSURANCE PRODUCTSTRUST

     Only on behalf of
     each Portfolio listed
     on Schedule C of
     the Agreement                        By:
                                                 ------------------------------
                                          Name:
                                                 ------------------------------
                                          Title:
                                                 ------------------------------

The Underwriter:                          FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

                                          By:
                                                 ------------------------------
                                          Name:
                                                 ------------------------------
                                          Title:
                                                 ------------------------------

                                      2

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The Company:                              AMERICAN GENERAL LIFE INSURANCE
                                          COMPANY

                                          By:
                                                  ------------------------------
                                          Name:
                                                  ------------------------------
                                          Title:
                                                  ------------------------------

                                          Attest:
                                                  ------------------------------
                                          Name:
                                                  ------------------------------
                                          Title:
                                                  ------------------------------

                                          [Corporate Seal]

The Distributor:                          AMERICAN GENERAL EQUITY SERVICES
                                          CORPORATION

                                          By:
                                                  ------------------------------
                                          Name:
                                                  ------------------------------
                                          Title:
                                                  ------------------------------

                                          Attest:
                                                  ------------------------------
                                          Name:
                                                  ------------------------------
                                          Title:
                                                  ------------------------------

                                          [Corporate Seal]

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                                  Schedule D
                           Contracts of the Company

1.  American General Signature II

2.  AG Legacy Plus VUL

3.  AIG Corporate Investor VUL

4.  AIG Income Advantage VUL

5.  Corporate America

6.  Legacy Plus VUL

7.  Platinum Investor FlexDirector

8.  Platinum Investor I VUL

9.  Platinum Investor II VUL

10. Platinum Investor III VUL

11. Platinum Investor Immediate VA

12. Platinum Investor IV VUL

13. Platinum Investor PLUS VUL

14. Platinum Investor Survivor II VUL

15. Platinum Investor Survivor VUL

16. Platinum Investor Variable Annuity

17. Platinum Investor VIP VUL

18. The One VUL Solution

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